EXHIBIT 99

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify that the Quarterly Report on Form 10-Q of USANA Health Sciences, Inc. for the quarter ended June 28, 2003 as filed July 30, 2003 with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of USANA Health Sciences, Inc.

Date:	July 30, 2003	/s/ Myron W. Wentz
Myron W. Wentz, PhD
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date:	July 30, 2003	/s/ Gilbert A. Fuller
Gilbert A. Fuller
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)